Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

December 1, 2025

Venu Holding Corporation

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Ladies and Gentlemen:

We have acted as counsel to Venu Holding Corporation, a Colorado corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”; such shares, the “Shares”), which may be issued pursuant to the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan, as amended through the date hereof (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company, each as amended to the date hereof, the Registration Statement (including the Exhibits thereto), the Plan, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Plan and the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates, and records as we have deemed necessary as a basis for the opinion set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records, and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.

We have assumed that: (i) at the time of issuance of any Shares, there will be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance; (ii) appropriate action will be taken to register and qualify the Shares for sale under all applicable state securities laws; (iii) the Shares to be sold are issued in accordance with the terms of the Plan; (iv) the Company receives the full consideration for the Shares as specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof, the Plan, and any underlying award agreements or letters; and (v) the per-share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.

Based solely upon the foregoing, and subject to the qualifications, assumptions, and other statements set forth herein, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Plan and any underlying award agreements or letters, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is expressed solely with respect to the Colorado Business Corporation Act. We do not express any opinion as to any other laws. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied here from. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC